                                                                    EXHIBIT 99.1


WRITTEN STATEMENT OF THE CHIEF EXECUTIVE OFFICER

Pursuant to 18 U.S.C. Sec. 1350, I, the undersigned Jeffrey D. Lewis, the Chief Executive Officer of Malan Realty Investors, Inc (the "Company"), hereby certify, based on my knowledge, that the Annual Report on Form 10-K of the Company for the year ended December 31, 2002 (the "Report") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.



/s/Jeffrey D. Lewis
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Jeffrey D. Lewis
March 27, 2003